UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

CAROLINA BANK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

528 College Road, Greensboro, North Carolina 27410

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 288-1898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreements

On June 2, 2008, Carolina Bank Holdings, Inc. (the “Registrant”) and its wholly owned subsidiary, Carolina Bank (the “Bank”), entered into new employment agreements with T. Allen Liles, executive vice president and chief financial officer; Gunnar N. R. Fromen, executive vice president and senior loan officer; and Daniel D. Hornfeck, executive vice president and chief credit officer. Each of the agreements has an initial term of three years and automatically renews on each anniversary unless the board of directors determines not to extend the term. The agreements provide a base salary of $156,346.26 for Mr. Liles; $158,853.24 for Mr. Fromen; and $125,000.00 for Mr. Hornfeck. Each executive also receives various other benefits appropriate for an officer serving in their position with the Registrant or the Bank.

The agreements are terminable by the Registrant or the Bank with or without cause and terminate automatically when the executive reaches age sixty-five. The agreements provide for severance benefits after involuntary termination without cause and after voluntary termination with good reason, as well as benefits that become payable after a change in control. Severance benefits are not payable for involuntary termination with cause or for voluntary termination without good reason. For termination because of death, the Registrant and the Bank will provide, without cost, continued health care coverage to the executive’s family for one year. For termination because of disability, the executive will be entitled to (1) base salary through the date on which termination becomes effective, any unpaid bonus or incentive compensation for the year before the year in which termination becomes effective, any payments the executive is entitled to under any disability insurance program in which the executive participates, and such other benefits to which he may be entitled under any other benefit arrangements of the company or the Bank, and (2) continued medical and dental insurance coverage for a period to be determined under the terms of the agreement. If the executive’s employment terminates involuntarily but without cause or voluntarily but with good reason, he will receive in a single lump sum an amount in cash equal to two times his base salary. Good reason for voluntary termination will exist if specified adverse changes in the executive’s employment circumstances occur without the executive’s consent, such as a material reduction in pay or responsibilities or a material change in the geographic location at which the executive must perform services for the Registrant or the Bank. Whether termination is involuntary but without cause or voluntary but with good reason, the executive also will continue to receive medical and dental insurance benefits for a period to be determined under the terms of the agreement.

In the event of a change in control of the Registrant, Mr. Liles will be entitled to an undiscounted lump-sum cash payment equal to his annual compensation multiplied by three. This benefit is payable regardless of whether Mr. Liles’s employment terminates after the change in control, but is payable on no more than one occasion. If Mr. Liles receives the change in control benefit, he will not later be entitled to additional cash severance benefits at employment termination. Each of Messrs. Fromen and Hornfeck will be entitled to an undiscounted lump-sum cash payment equal to three times his annual compensation if and only if his employment is terminated involuntarily but without cause or voluntarily but with good reason within twenty-four months after a change in control. For the purpose of calculating change in control benefits under the employment agreements, the term “annual compensation” means the sum of (1) the executive’s base salary when the change in control occurs or, in the case of Messrs. Fromen and Hornfeck, the executive’s base salary on the date his employment terminates (whichever is greater) plus (2) any cash bonus or cash incentive compensation earned in the year preceding the change in control or, in the case of Messrs. Froman and Hornfeck, for the year ended immediately before the year in which employment termination occurred (whichever is greater). After a change in control, each executive also will become fully vested in awards under any stock option, stock incentive, or other nonqualified plans, programs, or arrangements in which the executive participated if (1) the plan, program or arrangement does not address the effect of a change in control or termination after a change in control and (2) award vesting occurs automatically with the passage of time or years of service.

Additionally, the Registrant and the Bank have agreed to pay legal fees incurred by the executive if his employment agreement is challenged after a change in control, up to a maximum of $125,000 for each of Messrs. Liles, Fromen, and Hornfeck.

Salary Continuation Agreements

On June 2, 2008, the Bank also entered into salary continuation agreements with Messrs. Liles, Fromen, and Hornfeck. These agreements are also known as supplemental executive retirement plans or “SERPs.” In the case of Messrs. Liles and Fromen, these agreements are intended to amend and restate certain executive agreements dated March 10, 2003, under the Bank’s executive supplemental retirement plan. The SERPs entitle each executive to an annual retirement benefit when he reaches age sixty-five. Annual SERP benefits are payable for fifteen years. The annual benefit is equal to $125,000 for each of Messrs. Liles, Fromen, and Hornfeck. A reduced annual benefit is payable if the executive’s employment terminates before age sixty-five due to involuntary termination without cause, voluntary termination for any reason, or termination because of disability. SERP benefits are forfeited in the event of involuntary termination for cause.

The SERPs also provide for lump-sum cash benefits payable to each executive in the event of a change in control of the Registrant. In the case of Mr. Liles, the benefits consist of the SERP liability accrual balance projected to exist when he reaches age sixty-five and is payable regardless of whether his employment terminates following the change in control. In the case of Messrs. Fromen and Hornfeck, the change in control benefit is equal to the liability accrual balance existing if and when his employment terminates within twenty-four months following a change in control. These benefits are not payable unless his employment terminates involuntarily without cause or voluntarily but with good reason within twenty-four months after a change in control. If a change in control occurs while the executive is receiving or is entitled at age sixty-five to receive SERP benefits, the executive will instead receive a lump-sum payment consisting of the liability accrual balance.

The Bank has also agreed to reimburse the executives for certain legal expenses if their SERP is challenged following a change in control, up to a maximum of $125,000 for each of Messrs. Liles, Fromen, and Hornfeck.

Director Retirement Agreements

On May 30, 2008, the Bank entered into director retirement agreements with J. Alexander S. Barrett; Gary N. Brown; George E. Carr, III; John D. Cornet; James E. Hooper; Kenneth C. Mayer, Jr.; T. Gray McCaskill; and D. Wayne Thomas. The director retirement agreements provide for a $10,000 annual benefit. The benefit is payable for ten years beginning with the month immediately after the month in which the director reaches age seventy.

If a director’s service terminates before age seventy for reasons other than death, disability, or termination for cause, he or she will receive, over a ten-year period, a payment based upon the retirement-liability balance accrued by the Bank at the end of the month before the month in which the director’s service terminates. This payment will begin with the month immediately after the month in which the director reaches age seventy. Likewise, if a director’s service terminates because of disability before age seventy, he or she will receive, over a ten-year period, a payment based upon the retirement-liability balance accrued by the Bank at the end of the month before the month in which the director’s service terminates. This payment will also begin with the month immediately after the month in which the director reaches age seventy.

If a change in control of the Registrant occurs both before the director reaches age seventy and before the director’s service terminates, then the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Bank on the date of the change in control. For this purpose, the term “change in control” means a change in control as defined in section 409A of the Internal Revenue Code and Internal Revenue Service regulations implementing section 409A.

After a director’s death, an amount equal to the retirement-liability balance on the date of the director’s death will be paid to his or her beneficiary in a single lump sum.

A director will forfeit all benefits under the director retirement agreement if he or she is not nominated for re-election because of the director’s gross negligence or gross neglect of duties, commission of a felony or misdemeanor involving moral turpitude, acts of fraud, disloyalty, or willful violation of any law or significant bank policy, or if the director is removed by order of the Federal Deposit Insurance Corporation.

The Bank has also agreed to pay legal fees incurred by the director if his director retirement agreement is challenged following a change in control, up to a maximum of $125,000 for each director. Additionally, the agreements contain a liquidated damages provision which entitles each director to an amount equal to 1.5 times the retirement-liability balance on the date of the change in control if the Bank fails to pay the change in control benefit for a period of thirty days or more.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      The information required by this item is incorporated by reference from the disclosure contained in Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement of T. Allen Liles
10.2	Employment Agreement of Gunnar N. R. Fromen
10.3	Employment Agreement of Daniel D. Hornfeck
10.4	Salary Continuation Agreement between Carolina Bank and T. Allen Liles
10.5	Salary Continuation Agreement between Carolina Bank and Gunnar

N. R. Fromen
10.6	Salary Continuation Agreement between Carolina Bank and Daniel D. Hornfeck
10.7	Director Retirement Agreement between Carolina Bank and J. Alexander S. Barrett
10.8	Director Retirement Agreement between Carolina Bank and Gary N. Brown
10.9	Director Retirement Agreement between Carolina Bank and George E. Carr, III
10.10	Director Retirement Agreement between Carolina Bank and John D. Cornet
10.11	Director Retirement Agreement between Carolina Bank and James E. Hooper
10.12	Director Retirement Agreement between Carolina Bank and Kenneth C. Mayer, Jr.
10.13	Director Retirement Agreement between Carolina Bank and T. Gray McCaskill
10.14	Director Retirement Agreement between Carolina Bank and D. Wayne Thomas

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Date: June 5, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement of T. Allen Liles
10.2	Employment Agreement of Gunnar N. R. Fromen
10.3	Employment Agreement of Daniel D. Hornfeck
10.4	Salary Continuation Agreement between Carolina Bank and T. Allen Liles
10.5	Salary Continuation Agreement between Carolina Bank and Gunnar N. R. Fromen
10.6	Salary Continuation Agreement between Carolina Bank and Daniel D. Hornfeck
10.7	Director Retirement Agreement between Carolina Bank and J. Alexander S. Barrett
10.8	Director Retirement Agreement between Carolina Bank and Gary N. Brown
10.9	Director Retirement Agreement between Carolina Bank and George E. Carr, III
10.10	Director Retirement Agreement between Carolina Bank and John D. Cornet
10.11	Director Retirement Agreement between Carolina Bank and James E. Hooper
10.12	Director Retirement Agreement between Carolina Bank and Kenneth C. Mayer, Jr.
10.13	Director Retirement Agreement between Carolina Bank and T. Gray McCaskill
10.14	Director Retirement Agreement between Carolina Bank and D. Wayne Thomas